UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Juniata Valley Financial Corp.

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Juniata Valley Financial Corp.
Bridge and Main Streets
Post Office Box 66
Mifflintown, PA 17059
Telephone (717) 436-8211
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 17, 2011
Time:	10:30 a.m.
Place:	Quality Inn Suites, 13015 Ferguson Valley Road,
Burnham, Pennsylvania
Matters to be voted on:
1.	Election of Directors: Election of four Class C Directors to serve until the 2014 Annual Meeting.
2.	Stock Option Plan: Approval of the Juniata Valley Financial Corp. 2011 Stock Option Plan
3.	Other Business: Any other business properly brought before the shareholders at the meeting and any adjournment or postponement thereof.
You may vote your shares of common stock at the Annual Meeting if you owned the shares at the close of business on February 25, 2011. Your vote at the Annual Meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Charles L. Hershberger
Secretary
Mifflintown, Pennsylvania
April 11, 2011

i

Juniata Valley Financial Corp.
Proxy Statement
General Information
This proxy statement contains information about the 2011 Annual Meeting of shareholders of Juniata Valley Financial Corp. We refer to Juniata Valley Financial Corp. in this proxy statement as the “Company” or “we,” “our” or “us.” The Company is the holding company for The Juniata Valley Bank, which we refer to as the “Bank.” We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 11, 2011.
Date, Time and Place of Meeting
The Annual Meeting of the shareholders of the Company will be held at 10:30 a.m. on Tuesday, May 17, 2011, at the Quality Inn Suites, 13015 Ferguson Valley Road, Burnham, Pennsylvania (the “Annual Meeting”).
Purpose of the Meeting
The shareholders will be asked to consider and vote upon the following matters at the meeting:
•	the election of four Class C directors to serve until the 2014 Annual Meeting;
•	the approval of the Juniata Valley Financial Corp 2011 Stock Option Plan (the “Option Plan”); and
•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.
Solicitation of Proxies
The enclosed proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting. The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, printing and mailing the proxy statement and all related materials. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s common stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company does not plan to employ a professional solicitation firm with respect to the proxy vote.
The executive offices of the Company are located at 218 Bridge Street, Mifflintown, Pennsylvania 17059, where the telephone number is (717) 436-8211. The Company’s mailing address is P.O. Box 66, Mifflintown, PA 17059.
Voting Procedures
Who can vote?
Only holders of shares of common stock, par value $1.00 per share, of the Company (the “common stock”) as shown on the books of the Company at the close of business on February 25, 2011 (the “Record Date”) will be entitled to vote at the Annual Meeting. A total of 4,254,765 shares of common stock were outstanding on the Record Date and entitled to vote at the Annual Meeting. As of the Record Date, the Trust Department of the Bank, as sole trustee, held 173,914 shares of the Company’s common stock, which is 4.09% of the total number of shares outstanding as of that date. Pursuant to the Bank’s policy, the Trust Department will vote these shares at the Annual Meeting in favor of the election of the nominated directors, in favor of the approval of the Option Plan and, as to other matters, in a manner consistent with management’s recommendations, as long as voting authority is conferred on the Trust Department in the trust or account instrument. Each share of common stock entitles the holder to one vote on all matters to be voted upon. The enclosed proxy card shows the number of shares you may vote. The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.
What vote is required?
The directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Because four directors are being elected at the 2011 Annual Meeting, the four nominees receiving the greatest number of votes will be elected. Approval of the Option Plan requires the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting. All other matters to be voted on at the Annual Meeting must be approved by the holders of a majority of the votes cast at the Annual Meeting.

How are votes counted?
The judge of election will treat shares of Juniata Valley Financial Corp. common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified Juniata Valley Financial Corp. that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions and broker non-votes will have no effect on the election of directors or the approval of the Option Plan.
Can I change my vote after I return my proxy card?
If you grant a proxy, you may revoke your proxy at any time until it is voted by:
•
delivering a notice of revocation or delivering a later-dated proxy to Charles L. Hershberger, Secretary, Juniata Valley Financial Corp., Bridge and Main Streets, P.O. Box 66, Mifflintown, Pennsylvania 17059;

•	submitting a proxy card with a later date at the Annual Meeting; or
•	appearing at the Annual Meeting and voting in person.
Your last vote is the vote that will be counted. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon. In the absence of instructions, all proxies will be voted FOR the election of the four nominees for director identified in this Proxy Statement and FOR the approval of the Option Plan. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.
Can I vote in person at the Annual Meeting?
Yes. You may attend the Annual Meeting and vote in person whether or not you have previously returned a proxy card. If you have previously returned a proxy card, your vote at the Annual Meeting will revoke your proxy vote. However, we encourage you to complete and return the proxy card to ensure that your vote is counted.
Management
Directors of the Company
General
With respect to directors, the Company’s bylaws provide as follows:
•	The Board of Directors consists of not less than five nor more than 25 directors;
•	There are three classes of directors (A, B and C), as nearly equal in number as possible;
•	Each class is elected for a term of three years; and
•	Each class is elected in a separate election so that the term of office of one class of directors will expire each year.
Director Qualifications
The process for identifying and evaluating any individual nominated for board membership, including those nominated by a shareholder is described in the “Nominating Committee” section below. Specific information on the experience, qualifications, attributes or skills of the Company’s continuing directors and nominees is described in the summary biographies below.
The Company follows the NASDAQ listing standards for board of directors and committee independence. The Board of Directors determined that nine (9) of the current eleven (11) directors are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Cook, Dreibelbis, Gingerich, Havice, Hershberger, Metz, Nace, Scanlon and Snedeker met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his individual exercise of independent judgment. In addition, members of the Audit Committee of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee. The Board of Directors considered the relationships and other arrangements, if any, of each director when director independence was reviewed.

On December 31, 2010, Director Marshall L. Hartman retired from the Board of Directors and on February 28, 2011, Joe E. Benner retired from the Board of Directors. Both retired due to reaching the mandatory retirement age of 72. Messrs. Hartman and Benner also met the definition of independent director during their service.
Ten of the Directors, including the nominees, have been members of the Company’s Board for at least 11 years. One Director, Marcie A. Barber was elected by the Board of Directors effective July 2, 2010 to serve as a Class B Director. The following biographical information, experience and qualifications represent each continuing director’s or nominee’s background, experience, qualifications, attributes or skills that led the Company to conclude that these persons should serve as Directors.
PROPOSAL 1
ELECTION OF DIRECTORS
Nominees for Election as Directors to Continue in Office until the 2014 Annual Meeting (Class C)
The Nominating Committee has nominated the four persons named below as directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class C Director is currently a director of the Company and the Bank. Besides their service to the Company and the Bank, none of the nominees or continuing directors has had a business relationship with any affiliates or subsidiaries of the Company or the Bank.
Francis J. Evanitsky. Mr. Evanitsky, age 68, had been the Chief Executive Officer of the Bank and the Company since 2000, prior to his retirement in July 2010. He had served as President and a director of the Bank and the Company since 1998. Prior to 1998, Mr. Evanitsky was the President and Chief Executive Officer of the Lewistown Trust Company, which merged into the Bank in 1998. Mr. Evanitsky is Chairman of the Board of the Lewistown Hospital and Lewistown Healthcare Foundation, where he serves as Chairman of the Finance and Audit Committees. He is a member of the Mifflin County Pennsylvania Industrial Development Corporation, where he serves on the Finance Committee.
Mr. Evanitsky’s various management roles within a number of banks during his 43 years of service, including the eleven years he served as Chief Executive Officer of the Company, give him a broad understanding of the financial services industry, the Company’s operations, corporate governance matters and the leadership experience qualifying him to serve on the Board of Directors. He currently serves as Chairman of the Asset/Liability Management Committee.
Philip E. Gingerich, Jr. Mr. Gingerich, age 52, has been the President of Central Insurers Group, Inc, an insurance agency based in Lewistown, Pennsylvania, since 1982 and owner of East Side Storage, a mini-storage warehouse company based in State College, Pennsylvania, since 2001. Mr. Gingrich holds a Bachelor of Science degree from the Pennsylvania State University and is a Certified Workers Compensation Advisor. Formerly, he has been Chairman of the Boards of Lewistown Trust Company and the NuVision Center. He has served on the Asset/Liability Management and the Audit Committees of the Bank and currently serves on the Nominating Committee. He has been a director of the Company and the Bank since 1998, and is the current Chairman of the Board.
As the owner and president of successful businesses, Mr. Gingerich brings valuable knowledge and experience in risk assessment and financial operations. His long tenure as a board member, with experience serving on each of key committees that are essential to the oversight of the board, has qualified him to serve as the current Chairman of the Board. As an independent employer, his broad knowledge of employment issues and compensation matters qualify him to serve on the Company’s Personnel and Compensation Committee.
Dale G. Nace, P.E. Mr. Nace, age 66, was the Owner and Principal of Glenn Nace, Inc., a cooling and heating contracting company based in Millerstown, Pennsylvania, from 1975 until his retirement in 2003. He holds a Bachelor of Science in Civil Engineering from the Pennsylvania State University and became a Professional Civil Engineer in 1971. He has been a director of the Company and the Bank since 1992. Mr. Nace serves on the Trust Committee and has served on the Asset/Liability Management Committee.
Mr. Nace’s 19 years of experience as a Director of the Company has afforded him the opportunity to serve on several different committees over his tenure, which has given him an overall knowledge of the financial services industry, which in turn contributes to his effectiveness as a member of the Board of Directors.

Jan G. Snedeker. Mr. Snedeker, age 64, was the Chairman and Chief Executive Officer of Snedeker Oil Company, Inc., a heating oil, propane and service station business based in Lewistown, Pa., until his retirement in 2010. The oil and propane company employs 49 people and conducts retail and wholesale commerce in six central Pennsylvania counties. He was a director of the Pennsylvania Petroleum Marketers and Convenience Store Association. He is currently a director of the Mifflin County Industrial Development Corporation and has served as a director of the Lewistown Hospital. He has business experience in contract negotiation, environmental law, human resources and commodity trading/hedging. He possesses a Bachelor of Arts degree from the Pennsylvania State University and served actively in the United States Navy, attaining the rank of Lieutenant. He has been a director of the Company and the Bank since 1998. Mr. Snedeker currently serves on the Personnel and Compensation Committee. He is Chairman of the Nominating Committee and serves on the Trust Committee. He has previously served on the Asset/Liability Management and Audit Committees.
Mr. Snedeker’s experience as owner and Chairman of a successful business provides the Company’s Board of Directors with a businessperson’s perspective of what is required for a business to be successful. The broad knowledge of employment issues and compensation matters he acquired as an independent employer qualify him to serve on the Company’s Personnel and Compensation Committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF THE FOUR
NOMINEES IDENTIFIED ABOVE.
Directors to Continue in Office until the 2012 Annual Meeting (Class A)
A. Jerome Cook. Mr. Cook, age 70, was the President and Chief Executive Officer of the Bank and the Company until 1998 when he then became Chief Executive Officer until his retirement in 2000. Mr. Cook served as Chairman of the Board from 1998 until May 2001. He has been a director of the Bank since 1976 and of the Company since its formation in 1983. Mr. Cook currently serves on the Asset Liability Management Committee and is Chairman of the Audit Committee. He holds a Bachelor of Arts degree from West Virginia University and attended law school for two years.
Mr. Cook’s various management roles within the Company during his 45 years of service, including the 28 years he served as Chief Executive Officer of the Company, and the 35 years he has served as a Director of the Company, give him a broad understanding of the financial services industry, the Company’s operations, corporate governance matters and the leadership experience qualifying him to serve on the Board of Directors.
Martin L. Dreibelbis. Mr. Dreibelbis, age 57, has been a member of the Board of the Company and the Bank since 1998 and served as Chairman of the Board from 2001 to 2004 and from 2007 to 2010. He has been a self-employed consultant to the petroleum industry since 1992, and prior to that he was President of Horning Oil Company. Mr. Dreibelbis also serves as a Supervisor for Walker Township, Juniata County, PA. Mr. Dreibelbis provides the Company’s Board of Directors with the benefit of knowledge gained from his business experiences as well as his community involvement. His affiliation with local business leaders, community activities and charitable organizations give him a well-rounded view of our local market. During his long-term membership of the Company’s Board of Directors, he has gained extensive knowledge of the financial services industry and its corporate governance requirements, which contributes to his qualification as an effective member of the Board, where he currently serves on the Personnel/Compensation and Nominating committees.
Robert K. Metz. Mr. Metz, age 69, was the President of Metz Poultry Farms, Inc., a poultry production and sales company based in Belleville, Pennsylvania, from 1985 until his retirement in 2001. Mr. Metz earned Bachelor of Science and MBA degrees from Cornell University. He has been a director of the Company and the Bank since 1998.
Mr. Metz’s experience as owner and President of a successful business within our market area provides the Company’s Board of Directors with a business person’s perspective of what is required for a business to be successful. Knowledge acquired while earning his MBA has helped qualify him as a Director and as a valued member of the Company’s Asset/Liability Management Committee.
Richard M. Scanlon, DMD. Dr. Scanlon, age 62, has owned and operated his own dentistry practice, based in Lewistown, Pennsylvania, since 1979. He received a Bachelor of Science degree and his DMD Dental degree from the University of Pittsburgh. He holds a Drug Enforcement Narcotic License and is a Fellow of the American Academy of Forensic Sciences. He has served as President of the Lewistown Hospital Medical Staff for two years, been a member of the Board of Directors of Lewistown Hospital for twelve years and a board member of the non-profit Mifflin-Juniata County Dental Clinic. For six years, he served as member and Chairman of the Lewistown Hospital Credential Committee. He has been a director of the Company and the Bank since 1998 and serves on the Audit Committee.
Dr. Scanlon’s professional background and history of community service provide a level of diversity to the Board, as the focus of his business is as a service provider. His perspective in the areas of customer and shareholder satisfaction relative to how each relates to organizational growth qualifies him as a Director.

Directors to Continue in Office until the 2013 Annual Meeting (Class B)
Marcie A. Barber. Ms. Barber, age 52, has been the Chief Executive Officer of the Bank and the Company since 2010. She had been Senior Vice President and Chief Operating Officer of the Bank since June 2007. She was Senior Vice President and Community Office Division Manager since November 2006. Prior to joining the Company, Ms. Barber was Senior Vice President of the First National Bank of Mifflintown, serving as Credit Services Division Manager for 8 years. Prior to her tenure with First National Bank of Mifflintown, Ms. Barber spent 16 years with Mellon Bank in Retail Bank Management and Commercial Lending.
Ms. Barber’s various management roles within a number of banks during her 28 years of service, including the 3 years she has served as Chief Operating Officer of the Company, give her a broad understanding of the financial services industry, the Company’s operations, corporate governance matters and the leadership experience, thereby qualifying her to serve on the Board of Directors.
Timothy I. Havice. Mr. Havice, age 63, has been the owner and principal of T. I. Havice Development, a development company based in Lewistown, Pennsylvania, since 1975. He has been a director of the Bank and the Company since 1998 and served as Chairman from 2004 to 2007 and is currently Vice Chairman. Mr. Havice also serves on the Board of Directors of First National Bank of Liverpool, a bank in which Juniata owns 39.16% of the outstanding common stock and is Chairman of the Board of Directors of Mutual Benefit Insurance Company where he serves on the Audit and Compensation Committees. Mr. Havice is a past member of an advisory board for Mellon Bank, director of Lewistown Trust Company (a predecessor to Juniata Valley Financial Corp.) and director of Select Risk Insurance Company. Mr. Havice serves on the Nominating and Audit Committees of the Company and is Chairman of the Personnel and Compensation Committee.
As a result of numerous years as a successful entrepreneur in an array of business ventures, Mr. Havice provides the Company’s Board of Directors with a businessperson’s perspective of what is required for a business to be successful. His experience as director of other companies gives him insight into the importance and structure of corporate governance and risk assessment. In his capacity as Director of Mutual Benefit Insurance Company, he has gained valuable experience in executive compensation issues.
The Rev. Charles L. Hershberger. The Rev. Hershberger, age 65, has been the President of Stonewall Equity, Inc., an investment company, since 1995 and was President and Owner of Hoenstine Funeral Home, Inc., based in Lewistown, Pennsylvania, from 1987 to 2002. The Rev. Hershberger is a graduate of the Pittsburgh Institute of Mortuary Science and also holds a Bachelor of Science degree from Frostburg State University, Frostburg, Md. Following retirement from funeral service, The Rev. Hershberger entered the candidacy for Ordination process of the Evangelical Lutheran Church in America and was ordained to the ministry of Word and Sacrament in 2008. Thereafter, The Rev. Hershberger was called by the Port Royal Evangelical Lutheran Parish, Port Royal, Pennsylvania to serve as pastor. The Rev. Hershberger was a director of Lewistown Trust Co. (a predecessor to Juniata Valley Financial Corp.). He has been a director of the Bank and the Company since 1998. The Rev. Hershberger served as Chairman of the Audit Committee from 2006 through 2007 and is currently Chairman of the Trust Committee. The Rev. Hershberger serves as Secretary to the Board of Directors.
Both Rev. Hershberger’s business background and his ordained ministry have allowed him to establish personal and professional relationships with a broad cross section of the communities in which we do business. He provides valuable insight into the expectations of our customer base.
Executive Officers of the Company
In addition to Ms. Barber and Mr. Evanitsky (prior to his retirement in July, 2010), the following individual serves as an executive officer of the Company. The executive officers will hold office until their successors are appointed.
JoAnn N. McMinn. Ms. McMinn, age 58, has been the Senior Vice President, Treasurer and Chief Financial Officer of the Company since 2005. Prior to joining the Company, Ms. McMinn had served as Corporate Controller and Director of Investor Relations for Omega Financial Corporation (diversified financial services) since 2003; she had served as Corporate Controller of that organization since 1988. Her responsibilities included preparation and coordination of annual reports to shareholders and Securities and Exchange Commission (“SEC”) filings, management of bank and holding company accounting division, regulatory reporting and serving as director of non-bank subsidiaries. She formerly held positions as Data Processing Manager, Productivity Manager and Controller at one of Omega’s predecessor companies. Ms. McMinn serves on the Board of Directors of First National Bank of Liverpool, a bank in which Juniata owns 39.16% of the outstanding common stock.

Corporate Governance and Board Matters
Shareholder Communications with the Board
The Board has established a procedure whereby shareholders are able to communicate directly with the Board by addressing communications either to the Audit Committee Chair, or in the case of recommendations for Board candidates, the Secretary, c/o Juniata Valley Financial Corporation, Bridge and Main Streets, Post Office Box 66, Mifflintown, Pennsylvania 17059. Every communication sent to the Audit Committee Chair will be delivered directly to the Audit Committee Chair, who will in turn forward the communication to the specific member of the Board to whom it has been addressed and to the Board as a whole. All communications regarding nominations that are sent to the Secretary will be forwarded to the Chair of the Nominating Committee.
Risk Oversight
Oversight of material risks facing the Company is a major area of emphasis for the Board of Directors. The Board, upon recommendations from appropriate committees, annually approves all operating policies. The Audit Committee reviews results of all regulatory examinations and audits, both internal and external, and monitors responses from management to recommendations for procedural changes. All members of the Audit Asset/Liability Management and Personnel and Compensation Committees are independent directors and meet regularly with management. Each committee requires proof of adherence to all applicable policies which they oversee. The Loan Committee is comprised entirely of directors who rotate attendance at weekly meetings with management. The Board is informed routinely of new regulations, current issues of importance, key examination points, industry news and peer and competition activity by management at monthly Board meetings and periodic committee meetings.
Board Leadership Structure
It is the policy of the Company to separate its Chairman and Chief Executive Officer positions. We believe that having an independent Chairman increases the effectiveness of risk oversight and management evaluation, and separate positions serve to eliminate the appearance of a conflict of personal versus shareholders’ interests. For example, if one individual serves as both Chairman and Chief Executive Officer, and that person is responsible for setting corporate goals, that situation could create the appearance of a conflict of interest. As Chairman, the individual would have an interest in setting higher benchmarks in order to motivate corporate officers to improve the performance of the Company and thereby increase the shareholders’ return on their investment. On the other hand, as Chief Executive Officer, that individual would arguably have an interest in setting a lower benchmark since the attainment of corporate goals is a factor in evaluating the performance of the Chief Executive Officer. Separating the positions of Chairman and Chief Executive Officer eliminates issues such as these.
Related Party Transactions
During 2010, the Bank had, and expects to continue to have, banking transactions in the ordinary course of business with our directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable loans with persons not related to the lender. Management believes that these loans present no more than the normal risk of collectability or other unfavorable features. The Company’s Code of Business Conduct (the “Code”) requires all directors, officers and employees to avoid situations that may create a conflict of interest or the appearance of a conflict of interest. The Code contains specific prohibitions on financial or other interests in customers, borrowers, suppliers or other companies dealing with the Company and requires prior approval by the Vice President of Compliance in order to enter into any such arrangements. In addition, the purchase, lease or sale of assets to or from the Company by employees or directors also requires the prior approval of the Vice President of Compliance except in certain limited circumstances, such as a public sale.
Board and Committee Meeting Attendance
The Board of Directors of the Company met 12 times in 2010. No director attended fewer than 75% of the total number of meetings of the Board and the committee(s) on which he served. The Board has standing Audit, Nominating and Personnel and Compensation Committees, in addition to other committees that are more specifically related to the banking business. Following are descriptions of these Committees and reports from the Audit and Personnel and Compensation Committees. The Board has determined that, with the exception of Francis J. Evanitsky and Marcie A. Barber, all directors are independent under NASDAQ and SEC standards.
The Board has adopted a policy requiring the attendance of all directors at the Annual Meeting, absent extenuating circumstances. All members of the Board attended the 2010 Annual Meeting.

Compensation Committee Interlocks and Insider Participation
The Personnel and Compensation Committee makes recommendations to the Board regarding executive compensation. The committee, along with the Board of Directors, has formally adopted a Personnel and Compensation Committee charter setting forth its responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab. Members are Timothy Havice (Chairman), Martin Dreibelbis, Philip Gingerich, Jr., Jan Snedeker and Joe Benner (until his retirement on February 28, 2011). Each member of the Personnel and Compensation Committee was independent, and continues to be independent, based on the qualifications for independence established by NASDAQ. There are no Compensation Committee interlocks that would require disclosure under the applicable proxy rules. The Committee met five times in 2010. The report of the Personnel and Compensation Committee is contained in the section of this Proxy Statement entitled “Compensation Discussion and Analysis”. None of the members of the Personnel and Compensation Committee have been an officer or employee of the Company or the Bank at any time. The responsibilities of the Personnel and Compensation Committee are detailed in the Compensation and Discussion Analysis below, in the section entitled “Role of the Personnel and Compensation Committee”.
Audit Committee
Members, Number of Meetings, Function, Charter and Audit Committee Financial Expert
The members of the Audit Committee are A. Jerome Cook (Chairman), Timothy Havice and Richard Scanlon. Marshall Hartman served on the Audit Committee until his retirement from the Board on December 31, 2010. Each member is an independent director and qualified to serve on the Audit Committee based on the qualifications for enhanced independence and financial literacy established by NASDAQ and applicable SEC regulations. The Board of Directors has determined that both Mr. Cook and Mr. Hartman met the NASDAQ and SEC requirements to qualify as the Audit Committee financial expert. The Audit Committee met four times in 2010. Its responsibilities include monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance, monitoring the independence and performance of the Company’s independent auditors and internal auditing department and providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors. The Committee, along with the Board of Directors, has formally adopted an Audit Committee charter setting forth its responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab.
Report of the Audit Committee
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report to Shareholders with management, including a discussion of not just the acceptability, but also the quality, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.
The Committee reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Committee’s judgments as to both the acceptability and the quality of the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”. We have also received from ParenteBeard LLC, the Company’s independent auditors, written disclosures and a letter concerning the firm’s independence from the Company, as required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees”.
The Committee discussed with both the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of ParenteBeard LLC as the Company’s independent auditors for 2011.
By: A. Jerome Cook, Chairman, Timothy Havice and Richard Scanlon

Nominating Committee
Members, Meetings, Function and Charter
The members of the Nominating Committee for 2010 were Jan Snedeker (Chairman), Martin Dreibelbis, Philip Gingerich, Jr. and Timothy Havice. Each member is an independent director, meeting the qualifications for independence established by NASDAQ. The function of the Committee is to identify and recommend qualified candidates for election to the Board of Directors and to nominate candidates to fill vacancies that occur between shareholder meetings. A current copy of the charter is posted on the Company’s website at jvbonline.com, under the Investor Relations tab. The Nominating Committee met one time in 2010. Skill sets and background deemed desirable within the current mix of skill sets and background of current directors, diversity of the Board and the ability of the person to devote the necessary time to serve as a Director are considered when assessing a candidate’s qualifications. Candidates for director are selected for their character, judgment, business experience, expertise and acumen. The Company’s Bylaws state that no person shall be eligible to be elected as a Director if he or she shall have attained the age of seventy-two years on or prior to the date of his or her election.
Process for Identifying and Evaluating Nominees for Director
The Committee utilizes current Board members, management and other appropriate sources to identify potential nominees. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommends nominees for approval by the Board of Directors and shareholders. In nominating candidates, the Committee may take into consideration such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community and current knowledge and contacts in the communities in which the Company does business. The Company does not have a separate written policy on how diversity is to be considered in the director nominating process, however diversity in viewpoints, backgrounds, and experience are informally considered, as well as ability and willingness to commit adequate time to Board and committee matters The Committee assesses the fit of the individual’s skills and personality with those of other directors and potential directors in creating a Board that is effective and responsive to its duties and responsibilities and has the right composition to perform its oversight functions effectively.
The Nominating Committee will receive and consider nominee recommendations that shareholders address to the Secretary of the Company at the address listed on the first page of this proxy statement. If a shareholder wishes to nominate candidates for election at the Annual Meeting, however, the shareholder must comply with the procedures contained in the Company’s bylaws, which include a requirement that the shareholder deliver or mail a notice to the Secretary of the Company not less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting stating his or her name, residence address and the number of shares of the Company owned. The notice must also contain the following information on each proposed nominee:
•	The name, address and age of the nominee;

•	The principal occupation of the nominee;

•	The number of shares of the Company common stock owned by the nominee; and

•	The total number of shares that, to your knowledge, will be voted for the nominee.
The Chairman of the meeting will disregard any nomination made at the Annual Meeting that does not comply with the required procedure, and the judges of election will disregard any votes cast for such nominees.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide a clear and complete understanding of executive compensation at Juniata Valley Financial Corp.
During 2010, a planned management succession occurred with the retirement of Francis Evanitsky, who had held the position of Chief Executive Officer since 2000. According to the succession plan established earlier, Marcie A. Barber was promoted to the position of President and Chief Executive Officer in July 2010. Accordingly, all references to named executive officers (NEO) in the following discussion relate to currently held positions. Any reference to Chief Operating Officer relates to the position held by Ms. Barber prior to her appointment as Chief Executive Officer.
The Personnel and Compensation Committee of the Company’s Board of Directors, makes recommendations to the Board of Directors regarding executive compensation. Personnel and Compensation Committee members are: Timothy Havice (Chairman), Martin Dreibelbis, Philip Gingerich, Jr., Jan Snedeker and Joe Benner (until February 28, 2011). Philip Gingerich, Jr., Board Chair, serves on the committee ex-officio, with voting rights. Each of the foregoing persons is independent based on the qualifications for independence established by NASDAQ and the SEC.
The Personnel and Compensation Committee meets as often as is necessary, but must meet no less than once each year. Typically, the Committee meets at least four times annually. During 2010, the committee met five times. The committee meets in executive session (without management present) as necessary, particularly when administering any aspect of the President/Chief Executive Officer’s compensation program. Executive management, along with the Personnel and Compensation Committee chair, sets the agenda in advance of each meeting.

It is the practice of the Personnel and Compensation Committee to meet, with the frequent attendance of the President/Chief Executive Officer and other executives, as is appropriate. The President/Chief Executive Officer is involved in the compensation design and decision-making process for all executive positions except her own. Other executives may attend meetings to provide reports or information regarding agenda items.
The President/Chief Executive Officer and other executives do not attend executive sessions of the Committee, when topics relating to their performance and/or compensation may be reviewed, discussed and determined.
Role of the Personnel and Compensation Committee
The Personnel and Compensation Committee is established to provide oversight of the Company’s human resource function and to make recommendations to the Board of Directors as deemed appropriate. The committee is responsible for development of all proposals regarding executive compensation and for review of all active plans involving short or long-term compensation. The committee does not have final authority, but must approve provisions under all plans before being presented to the Board for final approval. Some of the specific responsibilities of the committee include the following:
•	Determination of an executive compensation philosophy and strategy and compensation program design and implementation;
•	Updating provisions within the Executive Annual Incentive Plan for goal setting and determination as to whether targets have been met;
•	Option grants under a stock option plan;
•	Determination of executive benefit packages to ensure a competitive compensation and benefits package;
•	Involvement in the executive selection process;
•	Review and approval of investment strategy and options for pension and 401(k) plans;
•	Consideration of discretionary annual performance and holiday bonus payouts for employees, the Board of Directors and Advisory Board members;
•	Review and approval of the Director and Advisory Board fee schedules; and
•
Approval of a human resource policy which governs employment practices, general and executive compensation and benefits, performance management, policies and procedures, legal compliance and workforce planning.

Committee Advisors/Consultants
The Committee has the authority to engage external advisors, as it deems necessary, to provide consultation, input and education to the Committee on topics selected by the Committee.
In 2010, the Committee continued to engage Mosteller & Associates, an independent human resource consulting firm, to provide analysis and advice on executive compensation-related matters (including assessment of peer groups, competitive market data, and pay mix and compensation design). During 2010, the Committee requested Mosteller & Associates to provide the following services:
•	Advice for establishment of performance criteria and factors for the Executive Annual Incentive Plan for 2010;
•
Detailed executive compensation review of positions of Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The scope of the review included a proxy analysis completed in February of 2010 (based upon proxies filed in 2008) and again in February of 2011 (based upon proxies filed in 2009). The analysis encompassed reported compensation of the similarly ranked executive positions in a defined peer group that included 18 companies as of the end of 2008 and 17 companies as of the end of 2009. This proxy peer group included banks of similar size and structure, with assets ranging from $360 million to $902 million as of the end of 2008 and between $376 million and $979 million as of the end of 2009.

The executive compensation review also included a market analysis, by position, which provides a generally broader view of compensation practices than the more limited peer group represented by the proxy peer group. The market analysis is an equally critical portion of an executive compensation study and provides key information to be considered in combination with the peer analysis findings. Market studies generally capture compensation trends and practices as they relate to base and bonus pay.
The Committee also used the services of L.R. Webber Associates, Inc., a human resource and employee consulting firm, in 2010 with respect to the Company’s salary and performance appraisal programs.
In 2010, Conrad Siegel Actuaries performed consultation, actuarial and administrative services in regard to the Company’s defined benefit and defined contribution plans. Additionally in 2010, Conrad Siegel Investment Advisors, Inc. acted as a non-discretionary advisor in relation to the Company’s defined contribution plan.
The Committee also uses legal counsel, as necessary, in matters of executive employment.

Use of Peer Group Data
In order to ensure competitive executive compensation practices, the Company annually benchmarks its executive compensation, including base and incentive compensation, as well as the overall compensation package, against a defined peer group of similar financial services organizations.
The 2010 defined peer group (“Peer Group”) was comprised of 18 similarly sized mid-Atlantic community banks that were not located in the vicinity of major cities. Peer Group institutions have assets between $360 million and $902 million. The number of banks in the peer group decreased from the 19 used in the previous year due to merger activity. Companies included in the Peer Group were: Franklin Financial Services Corp, First Keystone Corp., ENB Financial Corp., Penns Woods Bancorp, Inc., Codorus Valley Bancorp, Inc., Citizens Financial Services, Inc., Penseco Financial Services Corp., Tower Bancorp, Inc., Comm Bancorp, Inc., Mid Penn Bancorp, Inc., Norwood Financial Corp., People’s Financial Services Corp., Dimeco, Inc., Jeffersonville Bancorp, Calvin B. Taylor Bancshares, Inc., Commercial National Financial Corp., Lake Shore Bancorp, Inc. and Emclaire Financial Corp.
In addition to the Peer Group, as part of the benchmarking process, a market analysis is performed, using data from four survey sources. Published survey sources used were from Economic Research Institute, CompAnalyst, Watson Wyatt 2009-2010 Financial Institution Survey and L.R. Webber Associates 2009 Survey.
Philosophy/Objectives of Executive Compensation Programs
The success of our Company is dependent upon the attraction and retention of key employees. Although compensation tools and programs inevitably must be adjusted as conditions change, the Company’s compensation philosophies are designed to align with business objectives. The Company provides its executives with a mix of compensation, including base pay and the opportunity for annual short-term incentive cash awards and long-term equity awards, which is designed to reward short and long-term positive financial performance by the Company. The intended and targeted levels for both base and incentive pay are in the middle range of the Peer Group, in order to remain competitive with local competition for quality employees.
We believe a competitive base salary is important to attract and retain good executives. We believe annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our shareholders. Equity-based compensation is intended to provide a strong incentive for executives to remain with the Company and link their compensation to the value of our shares over time.
All components of executive compensation are designed to enable the Company to:
•	Attract, motivate and retain results-oriented executive and key management employees;
•	Tie executive compensation to shareholder return;
•	Link compensation directly to the organization’s strategic objectives; and
•	Reward collective and individual (as appropriate) performance contributing to the overall success of the organization.
For both the short-term and long-term incentive plans, designated performance goals:
•	are designed to align with the Company’s business objectives;
•	are chosen to reward results that increase shareholder value;
•	are targeted to achieve budgeted ratios;
•	focus on expanding the Company into new geographic markets; and
•	include a focus on organizational efficiency.
Additionally, the Company offers supplemental benefits to all employees, including a defined benefit pension plan, and a defined contribution 401(k) plan. In addition, executive officers participate in a salary continuation plan and a split-dollar life insurance benefit and are parties to a change of control severance agreement. These benefits were designed and selected to be appealing to potential and existing key employees, in comparison to those benefits offered by other banks in our general competitive geographic area.
In determining each element of executive compensation, the following key items are considered:
•	Market-competitiveness within the general geographic area;
•	Appropriate balance of risk/reward; and
•	Company/business unit/individual performance.
The Committee believes that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Internal controls and risk oversight provided by the Audit and Asset/Liability Management Committees, as well as internal policies and compliance standards, are designed so that no one individual can implement new products or pricing strategies, enter into material contracts or commit to investment vehicles outside established guidelines. Additionally, the ratio of variable incentive-based compensation to base salary is relatively low.

Elements of Executive Compensation
Executive pay policies are generally in line with Company policies for all employees, including the existence of a salary range, an annual base salary review process, including consideration for merit pay adjustments and, as appropriate, inclusion of both short-term and long-term incentive compensation opportunities that focus executives on Company performance and success.
The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. Our executive compensation program is designed to support our Company’s core values and strategic objectives. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders.
The principal components of total compensation for our named executive officers are base salary, annual incentive bonus and equity-based incentives. Salary and bonus are inherently short-term compensation elements, while equity-based incentives are inherently long-term.
Base Salary. The Chief Executive Officer’s base pay range is established, reviewed and updated periodically by the Board, as recommended by the Personnel and Compensation Committee. Guidance is received through compensation surveys of like-positions in similarly sized community financial services organizations within the established peer group provided by the human resources consultant. Pay adjustments for the Chief Executive Officer are determined annually by the Board using this data. While no mathematical weighting formula exists, the Committee considers all other factors which it deems relevant, including the Company’s financial results, the Company’s performance relative to its local competition, the duties and responsibilities of the Chief Executive Officer, the Chief Executive Officer’s individual performance relative to written objectives established at the beginning of each year and current compensation levels, as well as the benchmark information. The Company targets salaries at the mid-range base pay of similar positions within the Peer Group and the market analysis. Base salary for the Chief Financial Officer is determined in the same way as the Chief Executive Officer position. The Committee generally establishes salary guidelines at levels that approximate the mid range of the Peer Group. Additionally, in determining base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the Peer Group and internal pay equity.
Annual Incentive (Short-term). The Executive Annual Incentive Plan is designed to motivate executives to achieve favorable operating results. Awards are primarily based on overall financial performance utilizing measures such as earnings per share, return on average assets, return on average equity, asset quality and revenue growth, either individually or combined, depending on annual business objectives. Each year, the Company performance measures are established for all participants in line with budgeted expectations. Threshold, target and optimum or maximum performance measures are determined at the beginning of each year and based upon acceptable performance (threshold), budgeted performance (target) and a “stretch” performance goal (optimum or maximum).
The Personnel and Compensation established performance criteria and factors for Category I (Chief Executive Officer) and Category II (other Named Executive Officers) participants in the Executive Annual Incentive Plan for 2010. The awards schedule was designed to include threshold, target and optimum performance criteria. Earnings per Share (EPS) and Return on Average Equity (ROAE) factors were designated as measures of performance for both categories for 2010. While Category I performance was measured solely by these two performance factors, Category II participants were also measured on business unit and individual goal accomplishments. The threshold, target, and optimum levels of performance measures for 2010 were consistent with competitive industry performance objectives, and the Company believed the performance levels were set at a level that created a likelihood of meeting, at minimum, the threshold levels during 2010. The target performance measures were each set at levels established in the Company’s annual budget for 2010 (EPS of $1.23 and ROAE of 9.94%), with threshold measures set slightly below budget (EPS of $1.17 and ROAE of 9.44%) and optimum criteria (EPS of $1.35 and ROAE of 10.94%) set to reward performance significantly favorable to budget. Individual goals, for Category II participants, are established at the beginning of the year, and are aligned with specific Company strategic objectives, which included in the case of the Chief Financial Officer, taking a lead role in design and implementation of a new core processing system, with the goal of improving every aspect of our customer delivery experience and information reporting content and structure, preparing the Company for probable increases in minimum regulatory risk-based capital levels, development and implementation of an improved investment portfolio policy to minimize risk, development of more comprehensive methods to evaluate and quantify risk in the loan portfolio, lead in the development of a more comprehensive loan pricing mechanism and conceive, research and implement strategies to enhance corporate performance. Strategic objectives for the Chief Operating Officer included coordination of the efforts of senior management to convert the Bank’s core processing operating system and restructuring the lending function to improve credit quality and to facilitate growth. For 2010, the Category I participant could receive an award of between 12% and 30% of base salary, subject to adjustment (+/- 10%) based on the executive’s individual performance. For the Category II participants in 2010, incentive awards could range from 4% to 25% of base salary, depending upon actual Company performance results as compared to target results above the minimum threshold requirement (75% weighting), and the level of achievement of individual goals (25% weighting). Awards are determined and paid annually after the financial results for the year have been determined. Although personal goals relating to strategic objectives were achieved, the incentive program allows no payout if Company performance is below the defined threshold level. The Company did not achieve the necessary threshold performance targets for 2010 and, therefore, no incentive bonus payouts were made to executive officers. While no incentive bonuses were paid, Ms. McMinn received a $5,000 discretionary bonus related to her role in design and implementation of a new core processing system.

Stock Option Program (Long-term). The stock option program is designed to reward contribution to the long-term appreciation in the value of the Company. The Committee strongly supports share ownership by its executives. We believe that the ownership of shares of our stock by our management team properly aligns their financial interests with the interests of our shareholders. The potential for grants is reviewed annually, although grants will not necessarily be awarded each year, depending upon the Company’s financial performance. In order for a participant to receive an option through the program, he or she must have at least a satisfactory job performance review for the year. Stock option awards are considered at the regularly scheduled board meeting in October of each year, and if awarded, the grant date is established as the date of board approval. The exercise price is set on the grant date at the fair market value of the Company’s common stock on that date. The vesting schedule, term of grant and any other design parameters are also determined on or before the grant date. The Stock Option Plan expired in May 2010 and since that time, the Board has considered updates and modifications to the plan. The 2011 Stock Option Plan was approved by the Board of Directors on March 15, 2011 and is presented in this proxy for shareholder approval. No options were granted in 2010, however, if the new plan is adopted by the shareholders, shares may be granted in 2011 for performance in 2010.
Executive Benefits. Supplemental executive benefits may include a salary continuation plan, a group-term life carve-out plan, personal use of a Bank vehicle and employment and/or change of control agreements, which are described below.
Tax and Accounting Impact. Although the Company takes into account deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to certain members of senior management unless certain criteria are satisfied. None of the Company’s officers is compensated in an amount that would limit the deductibility by the Company of their compensation under Section 162(m).
Post-Employment Benefits
Change of Control Severance Agreement. We believe that companies should provide reasonable severance benefits to executives. These severance arrangements are intended to provide an executive with a sense of security in making the commitment to dedicate his or her professional career to the success of our Company. With respect to senior management, these severance benefits should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Such arrangements also should disentangle the Company from the former employee as soon as practicable. For instance, while it is possible to provide salary continuation to an employee during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to pay a lump-sum severance payment in order to more cleanly sever the relationship as soon as practicable.
Our senior management and other employees have built the Company into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders. Relative to the overall value of the Company, these potential change in control benefits are relatively minor. The cash components of any change in control benefits within the Change of Control Severance agreements are based upon the multiple of 2.95 times base salary.
Change of control arrangements for Ms. Barber and Ms. McMinn are set forth in each of their respective agreements: Change of Control Severance Agreements for Marcie A. Barber, President and Chief Executive Officer and JoAnn N. McMinn, Chief Financial Officer. Ms. McMinn’s agreement was entered into on November 7, 2005, and continues as long as Ms. McMinn is the Chief Financial Officer or holds a higher position within the Company. Ms. Barber’s agreement was entered into on May 22, 2008 and continues as long as Ms. Barber holds the position of Chief Operating Officer or a higher position within the Company. Specific conditions that would trigger payments pursuant to Ms. McMinn’s and Ms. Barber’s contracts are as follows:
i)	An acquisition of securities of Juniata Valley Financial Corp. (“JUVF”) representing 24.99% or more of the voting power of the Company’s securities then outstanding;

ii)	A merger, consolidation or other reorganization of Juniata Valley Bank, except where the resulting entity is controlled, directly or indirectly, by JUVF;

iii)
A merger, consolidation or other reorganization of JUVF, except where shareholders of JUVF immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of JUVF’s Board of Directors;

iv)	A sale, exchange, transfer or other disposition of substantially all of the assets of JUVF to another entity, or a corporate division involving JUVF; or

v)
A contested proxy solicitation of the shareholders of JUVF that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of JUVF.

Under Section 280G of the Internal Revenue Code, a “parachute payment” to a “disqualified individual” may result in adverse tax consequences. A “parachute payment” means any payment in the nature of compensation to (or for the benefit of) a “disqualified individual” if (i) the payment is contingent on a change in the ownership of the corporation, the effective control of the corporation or in the ownership of a substantial portion of the corporation’s assets and (ii) the aggregate present value of the payments in the nature of compensation which are contingent on such change of control equals or exceeds three (3) times the “base amount”. An “excess parachute payment” means an amount equal to the excess of any parachute payment over the base amount allocated to such payment. In general, “base amount” equals the disqualified individual’s average annualized compensation, which was includible as gross income (“annual includible compensation”), for the five years preceding the tax year at issue. The statute defines the term “disqualified individual” as an individual (1) who is an employee, independent contractor, or other person specified in regulations who performs personal services for any corporation, and (2) who is an officer, shareholder, or highly compensated individual of the corporation. If the provisions of Section 280G are triggered, the paying corporation is denied any deduction for employee compensation on any excess parachute payments and the recipient is subject to a nondeductible 20% excise tax on such excess parachute payment (in addition to income taxes). At this time, neither agreement addresses this issue.
Salary Continuation Agreement, as amended. The Bank executed Salary Continuation Agreements with Marcie Barber and JoAnn McMinn in order to encourage these individuals to remain employees of the Bank through normal retirement age which is defined, for the purposes of this plan, as age 65. The Bank will not make any payments under this plan that would be an excess parachute payment or would be a prohibited golden parachute payment. This plan allows for payments under the circumstances described in the section below, entitled “Potential Payments Upon Termination or Change in Control”.
Group Term Carve-out Plan — Bank-owned Life Insurance. The Bank has purchased life insurance policies which insure the lives of each of the Named Executive Officers. Under the Group Term Carve-Out Plan, each of the participating Named Executive Officers’ beneficiaries will receive benefits in the event of his or her death as follows:
•	If death occurs prior to termination of employment, the beneficiary will receive:
•	Three times the participant’s base annual salary up to a maximum of:
•	$603,000 in the case of Ms. Barber; or
•	$453,000 in the case of Ms. McMinn
•
If death occurs after termination of employment, if the participant has achieved a vested insurance benefit, as defined in the Group Term Carve-Out Plan, the beneficiary will receive two times the participant’s base annual salary.

The Bank is the sole owner and the direct beneficiary of death proceeds in excess of those allocated to each executive’s defined beneficiary. Any benefit qualifying as an excess parachute payment as defined in the Internal Revenue Code would be forfeited in the amount of the excess.
Single-premium payments for this program were paid in 2007 in the amounts of $296,000 and $294,000, for the policies on the lives of Ms. Barber and Ms. McMinn, respectively.
Executive Compensation Actions and Decisions
The Personnel and Compensation Committee’s actions and decisions since January 1, 2010 were as follows:
•
In January 2010, the committee reviewed performance levels related to the Executive Annual Incentive Plan awards, determining that, while individual participant goals were successfully completed, achievement of financial performance goals were not. Therefore, no awards were granted pursuant to the plan.

•
The committee reviewed the amounts payable under each individual element of compensation, as well as in the aggregate, for each executive officer and concluded that the individual elements of compensation, and the total aggregate compensation, paid to each Named Executive Officer, meaning the Chief Executive Officer, and Chief Financial Officer, and the officers who earned more than $100,000 in 2010, were appropriate, based upon the information available for similar positions within the Peer Group.

•
The committee reviewed 2009 performance assessments that had been completed by members of the Board of Directors for the Chief Executive Officer and the Chief Financial Officer. These assessments were used to evaluate the performance of the executive officer positions. These evaluations and a Peer Group report provided by Mosteller and Associates were used to establish base salaries for 2010.

•
The committee established performance criteria and factors for Category I (Chief Executive Officer) and Category II (other Named Executive Officers) participants in the Executive Annual Incentive Plan for 2010 (as described above in section titled “Elements of Executive Compensation / Annual Incentive”).

•
The committee reviewed and approved the Human Resource Policy, which governs employment practices, general and executive compensation and benefits, performance management, policies and procedures, legal compliance and workforce planning.

•
The committee recommended that the payment of a discretionary holiday bonus to be paid to employees for 2010. All qualifying full time employees, including the NEOs, received $500 through this program.

•
In January 2011, the committee determined that no payouts would be made from the Executive Annual Incentive Plan for 2010, as the selected target ratios of ROAE and EPS were below the established threshold level.

•	The committee granted a discretionary bonus in the amount of $5,000 to the Chief Financial Officer based upon the role she played in the core processing conversion effort throughout 2010.
•
The committee established performance criteria and factors for Category I (Chief Executive Officer) and Category II (other Named Executive Officers) participants in the Executive Annual Incentive Plan for 2011. The awards schedule was designed to include threshold, target and optimum performance criteria. EPS and ROAE factors were designated as measures of performance for both categories. While Category I performance will be measured solely by these two performance factors, Category II participants will also be measured on business unit and individual goal accomplishments. The threshold, target, and optimum levels of performance measures are consistent with competitive industry performance objectives, and the Company has a likelihood of meeting at minimum the threshold levels during 2011. The target performance measures were each set at levels established in the Company’s annual budget for 2011, with threshold measures set slightly below budget and maximum criteria set to reward performance significantly favorable to budget. Individual goals, for Category II participants, are established at the beginning of the year, and are aligned with specific Company strategic objectives, which include in the case of the Chief Financial Officer, taking a lead role with the CEO in design and implementation of improved management tools for evaluating individual and company performance relating to sales and growth, enhancement of management information reporting content and structure, preparing the Company for probable increases in minimum regulatory risk-based capital levels, development of more comprehensive methods to evaluate and quantify risk in the loan portfolio, lead in the development of a more comprehensive loan and deposit pricing mechanism and conceive, research and implement strategies to enhance corporate performance.

Executive Compensation Tables
The following tables and narratives apply to the Company’s Named Executive Officers.
Summary Compensation Table

							Change in
							Pension value
							and Non-
						Non-Equity	qualified	All Other
				Stock	Option	Incentive Plan	Deferred	Compen-
Name and Principal			Bonus(1)	Awards	Awards(2)	Compensation(3)	Compensation	sation(4)
Position	Year	Salary ($)	($)	($)	($)	($)	earnings ($)	($)	Total
Francis J. Evanitsky,	2010	$112,000	$—	$—	$—	$—	$44,761	$12,060	$168,821
President and Chief Executive Officer(5)	2009	205,811	500	—	16,615	—	46,313	21,568	290,807
(Retired July 2010)	2008	197,341	500	—	15,986	48,000	60,186	21,452	343,465

Marcie A. Barber	2010	$150,150	$500	$—	$—	$—	$20,222	$4,520	$175,392
President and Chief Executive Officer(6)	2009	131,317	500	—	8,507	—	16,417	4,645	161,386
(Effective July 2010)	2008	124,804	500	—	8,091	23,000	13,665	4,269	174,329

JoAnn N. McMinn,	2010	$129,202	$5,500	$—	$—	$—	$26,381	$3,892	$164,975
Senior Vice President and	2009	125,110	500	—	7,071	—	24,038	4,458	161,177
Chief Financial Officer	2008	120,145	500	—	6,800	23,000	22,393	4,249	177,087

(1)	Amounts shown include a Holiday Bonus that is generally paid to all qualifying employees.

(2)	Amounts shown reflect the fair value of the options granted on the grant date.

(3)	Amounts shown represent awards paid to executives in the following year, for performance achievements in the stated year.

(4)
Included in “All Other Compensation” for each of the named executive officers is a safe-harbor employer contribution to the Company’s defined contribution plan. Also included in this column are the fees Mr. Evanitsky received as compensation for serving as a director of the Company and the Bank: $10,800 in 2010 and 2009 and $10,500 in 2008, as well as the compensation element of Mr. Evanitsky’s use of an automobile.

(5)
Mr. Evanitsky retired effective July 8, 2010, as President and Chief Executive Officer of the Company. Amounts listed for Mr. Evanitsky for 2010 are reflective of the partial year’s employment. Mr. Evanitsky continued to receive fees for his service as a director following his retirement as President and CEO and those amounts are listed in the Director Compensation Table.

(6)
Ms. Barber assumed the role of President and Chief Executive Officer on July 8, 2010. Amounts listed for Ms. Barber reflect her compensation as Chief Operating Officer during 2008, 2009 and for the partial year of 2010.

Grants of Plan-Based Awards

All Other
Option
	Grant Date							All Other	Awards:
	and Date of							Stock	Number of	Exercise
	Board	Estimated Future Payouts Under						Awards:	Securities	or Base	Grant Date
	Meeting at	Non-Equity Incentive Plan Awards			Estimated Future Payouts Under			Number of	Underlying	Price of	Fair Value
	Which Grant	(1)			Equity Incentive Plan Awards			Shares of	Options	Option	of Stock
	was	Threshold		Maximum	Threshold	Target	Maximum	Stock or	(#)	Awards	and Option
Name	Approved	($)	Target ($)	($)	(#)	(#)	(#)	Units (#)	(2)	($/Sh)	Awards ($)
Marcie A. Barber		—	—	—	—	—	—	—	—	—	—
JoAnn N. McMinn		—	—	—	—	—	—	—	—	—	—

(1)
As disclosed earlier in the Compensation Discussion and Analysis, thresholds required for payout under the Company’s incentive plan were not met and no awards were made to executive officers under that plan for 2010.

(2)	There were no options granted in 2010.
Outstanding Equity Awards at Year-End

										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market or
				Incentive					Awards:	Payout
				Plan					Number of	Value of
				Awards:				Market	Unearned	Unearned
		Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
		Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
		Underlying	Underlying	Underlying			Units of	Units of	Other Rights	Other Rights
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	That Have	That Have
		Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Not Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	(#)	($)
Francis J. Evanitsky	10/20/2009	6,039	—		$17.220	10/20/2019
	10/21/2008	4,742	—		21.100	10/21/2018
	10/16/2007	4,738	—		20.050	10/16/2017
	10/17/2006	4,160	—		21.000	10/17/2016
	10/18/2005	3,467	—		24.000	10/18/2015
	11/15/2004	3,952	—		20.250	11/15/2014
	11/18/2003	5,080	—		15.125	11/18/2013
	11/19/2002	5,088	—		14.250	11/19/2012
	11/20/2001	944	—		14.100	11/20/2011
Marcie A. Barber	10/20/2009	618	2,474		$17.220	10/20/2019
	10/21/2008	960	1,440		$21.100	10/21/2018
	10/16/2007	1,436	958		$20.050	10/16/2017
JoAnn N. McMinn	10/20/2009	857	1,713		$17.220	10/20/2019
	10/21/2008	1,345	672		21.100	10/21/2018
	10/16/2007	1,218	813		20.050	10/16/2017
	10/17/2006	1,470	368		21.000	10/17/2016
	10/18/2005	1,531	—		24.000	10/18/2015

Vesting information for unexercised, unexercisable options in table above:
Ms. Barber
For options granted in 2008, one third of the currently unexercisable options will vest and become exercisable on each of October 21, 2011, 2012 and 2013. For options granted in 2009, one fourth of the currently unexercisable options will vest and become exercisable on each of October 20, 2011, 2012, 2013 and 2014.
Ms. Barber and Ms. McMinn
For options granted in 2007, one half of the currently unexercisable options will vest and become exercisable on each of October 16, 2011 and 2012.
Ms. McMinn
For options granted in 2006, currently unexercisable options will vest and become exercisable on October 17, 2011. For options granted in 2008, the currently unexercisable options will vest and become exercisable on October 21, 2011. For options granted in 2009, one half of the currently unexercisable options will vest and become exercisable on each of October 20, 2011 and 2012.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares	Value	Shares	Realized
	Acquired on	Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)
Francis J. Evanitsky	1,600	$4,880	—	$—
Marcie A. Barber	—	—	—	—
JoAnn N. McMinn	—	—	—	—
The value realized on exercise represents the difference between the exercise price and the market price on the date of exercise.
Pension Benefits Table

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Francis J. Evanitsky	Defined Benefit Retirement	14	$446,314	$16,326
	Salary Continuation Agreement	10	257,840	15,000
	Director Retirement Agreement	10	42,112	9,208
JoAnn N. McMinn	Defined Benefit Retirement	5	$52,659	$—
	Salary Continuation Agreement	4	40,028	—
Marcie A. Barber	Defined Benefit Retirement	4	$30,510	$—
	Salary Continuation Agreement	4	27,118	—
The present value of accumulated benefits for the Company’s Defined Benefit Retirement Plan have been calculated as of December 31, 2010, which is the measurement date used for financial statement reporting purposes and reported in the table above for the Named Executive Officers. The Defined Benefit Retirement Plan is a noncontributory plan covering substantially all full-time employees of the Company, but was closed to all new entrants as of January 1, 2008. Active participants in the plan as of December 31, 2007 became 100% vested in their accrued benefit. The following assumptions were used in the development of the present value of the accumulated benefits:
•	Discount rate — 5.50%

•	Mortality — IRS 2011 Static Mortality Table.

•	Retirement Date — Normal retirement date unless participant was eligible for unreduced benefits due to age 62 and at least 20 years of service.
Terms of the Salary Continuation Agreements held by each of the Named Executive Officers are fully described in sections of this proxy statement titled “Post Employment Benefits” and “Potential Payments upon Termination or Change in Control”. Terms of the Director Retirement Agreement held by Mr. Evanitsky are more fully described in sections of this proxy statement titled “Potential Payments upon Termination or Change in Control” and “Director Compensation”.

Nonqualified Deferred Compensation
The Company has no deferred compensation plans for executive officers.
Potential Payments upon Termination or Change in Control
The following tables reflect the amount of compensation payable to each of the named executive officers in the event of voluntary or involuntary termination of employment with the Company due to the scenarios described below, as if such termination had occurred on December 31, 2010.
Marcie A. Barber, President and Chief Executive Officer
Assuming one of the following events occurred on December 31, 2010, Ms. Barber’s payments and benefits would consist of the following:

						Termination
					Termination	by Company
				Voluntary	by Company	without	Change of
Marcie A. Barber	Retirement	Death	Disability	Resignation	with Cause	Cause	Control
Salary Continuation Agreement (1)	N/A	$300,000	$87,720	$—	$—	$—	$42,135
Group Term Carve-out Plan (2)	N/A	510,000	340,000	—	—	—	340,000
Value of Options (3)	N/A	—	—	—	—	—	—
Change of Control Severance Agreement (4)	N/A	—	—	—	—	—	378,759

		$810,000	$427,720	$—	$—	$—	$760,894

(1)	Salary Continuation Agreement

Ms. Barber’s Salary Continuation Agreement was executed in 2007. Her agreement provides for a pre-retirement death benefit in the form of annual payments of $20,000 for a period of 15 years. Pre-retirement benefits payable in the events of disability and change in control increase each year until Ms. Barber reaches age 65 up to a percentage of the accrued account value and would be paid in the form of equal annual payments over 15 years.

(2)	Group Term Carve-out Plan

Ms. Barber’s Group Term Carve-out Plan became effective in 2007. Ms. Barber’s beneficiary would be entitled to a death benefit of three times base salary up to a maximum of $603,000. In the hypothetical case of her death at December 31, 2010, while she was still employed, her beneficiary would have received $510,000, which is three times base salary. In the case of disability or change of control, the death benefit would have been $340,000, or two times her salary.

(3)	Value of Options

If Ms. Barber’s employment had been terminated on December 31, 2010 due to death, disability or change of control, she, or her beneficiary, would have the right to exercise 100% of her outstanding stock options, without regard to the remaining vesting schedule, for a total of 7,886 shares. Assuming the market value of the Company’s stock was $17.00, the closing price as of December 31, 2010, the value of those options would have been zero. Under any other termination scenario, Ms. Barber would have the right to exercise any vested options. As of December 31, 2010, there would have been no value upon exercise.

(4)	Change of Control Severance Agreement

A severance payment is triggered by Ms. Barber’s Change of Control Severance Agreement only in the event of a change of control. If the Company had terminated Ms. Barber’s employment as a result of a change of control, she would have been entitled to receive a severance amount calculated in accordance with the terms of the contract. The amount, when reduced to its present value (using a discount rate of 1.63%) is equal to 2.95 times her average compensation for the most recent 5 years. The payment would have been payable in a lump sum within 30 days of her termination date.

JoAnn N. McMinn, Senior Vice President and Chief Financial Officer
Assuming one of the following events occurred on December 31, 2010, Ms. McMinn’s payments and benefits would consist of the following:

						Termination
					Termination	by Company
				Voluntary	by Company	without	Change of
JoAnn N. McMinn	Retirement	Death	Disability	Resignation	with Cause	Cause	Control
Salary Continuation Agreement (1)	N/A	240,000	93,630	—	—	—	62,205
Group Term Carve-out Plan (2)	N/A	390,810	260,540	—	—	—	260,540
Value of Options (3)	N/A	—	—	—	—	—	—
Change of Control Severance Agreement (4)	N/A	—	—	—	—	—	357,227

		$630,810	$354,170	$—	$—	$—	$679,972

(1)	Salary Continuation Agreement

Ms. McMinn’s Salary Continuation Agreement was executed in 2007. Her agreement provides for a pre-retirement death benefit in the form of annual payments of $16,000 for a period of 15 years. Pre-retirement benefits payable in the events of disability and change in control increase each year until Ms. McMinn reaches age 65 up to a percentage of the accrued account value and would be paid in the form of equal annual payments over 15 years.

(2)	Group Term Carve-out Plan

Ms. McMinn’s Group Term Carve-out Plan became effective in 2007. Ms. McMinn’s beneficiary would be entitled to a death benefit of three times base salary up to a maximum of $453,000. In the hypothetical case of her death at December 31, 2010, while she was still employed, her beneficiary would have received $390,810, which is three times base salary. In the case of disability or change of control, the death benefit would have been $260,540, or two times her salary.

(3)	Value of Options

If Ms. McMinn’s employment had been terminated on December 31, 2010 due to death, disability or change of control, she, or her beneficiary, would have the right to exercise 100% of her outstanding stock options, without regard to the remaining vesting schedule, for a total of 9,987 shares. Assuming the market value of the Company’s stock was $17.00, the closing price as of December 31, 2010, the value of those options would have been zero. Under any other termination scenario, Ms. McMinn would have the right to exercise any vested options. As of December 31, 2010, there would have been no value upon exercise.

(4)	Change of Control Severance Agreement

A severance payment is triggered by Ms. McMinn’s Change of Control Severance Agreement only in the event of a change of control. If the Company had terminated Ms. McMinn’s employment as a result of a change of control, she would have been entitled to receive a severance amount calculated in accordance with the terms of the contract. The amount, when reduced to its present value (using a discount rate of 1.63%) is equal to 2.95 times her average compensation for the most recent 5 years. The payment would have been payable in a lump sum within 30 days of her termination date.

Personnel and Compensation Committee Report on Executive Compensation
The Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K with management and, based upon such review and discussion, the Personnel and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
By: Timothy Havice, Chairman, Philip Gingerich, Jr., Martin Dreibelbis and Jan Snedeker

Director’s Compensation
Presented below is data concerning the compensation of members of the Company’s Board of Directors for the year 2010.
Director Compensation Table

					Change in
					Pension value
					and Non-
	Fees				qualified
	Earned or			Non-Equity	Deferred	All Other
	Paid in	Stock	Option	Incentive Plan	Compensation	Compensation(1)
Name	Cash	Awards ($)	Awards ($)	Compensation	earnings ($)	($)	Total
Joe Benner	$13,500	$—	$—	$—	$2,635	$—	$16,135
A. Jerome Cook (2)	14,900	—	—	—	37,611	—	52,511
Martin Dreibelbis	16,550	—	—	—	3,437	—	19,987
Francis Evanitsky (3)	7,800	—	—	—	3,966	—	11,766
Philip Gingerich	17,050	—	—	—	2,116	2,330	21,496
Marshall Hartman	14,900	—	—	—	2,045	1,286	18,231
Timothy Havice	15,750	—	—	—	6,972	2,150	24,872
Charles Hershberger	12,650	—	—	—	7,101	2,202	21,953
Robert Metz	11,700	—	—	—	3,804	686	16,190
Dale Nace	13,650	—	—	—	5,436	1,344	20,430
Richard Scanlon	12,000	—	—	—	6,268	447	18,715
Jan Snedeker	12,200	—	—	—	7,362	1,577	21,139

(1)	Other compensation includes interest earned on deferred compensation balances.

(2)
In addition to the above, as a retired employee of the Company, Mr. Cook also received $25,500 in 2010 pursuant to his Key Employee Supplement Retirement Plan and $33,698 pursuant to the Company’s Defined Benefit Plan.

(3)
Includes director fees from and after the date of Mr. Evanitsky’s retirement as Chief Executive Officer. Director fees paid during his service as Chief Executive Officer are reflected in the Summary Compensation Table.

Each director was paid an annual fee of $10,800. Attendance at a minimum of 10 regularly scheduled meetings is required to receive full payment. Additionally, all non-employee directors also received $150 per meeting ($200 if chairman) to attend committee and special meetings of the Board. These fees, whether paid in cash or deferred as part of the Director’s Deferred Compensation Plan, are included in the column titled “Fees Earned or Paid in Cash” in the above table. In addition to the fees, the Company provides benefits to the directors under several other non-qualified plans described below. The amount listed in the above table in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” includes the aggregate increase in carrying value during 2010 for the plans in which each director participates.
Director’s Deferred Compensation Plans
The 1982 Plan. In 1982, a director’s deferred compensation plan was established. This plan permitted participating directors to defer $3,900 in director’s fees each year for a five year period beginning with the election to participate in the plan. In return, the Company agreed to pay each participating director a specified amount in 120 equal payments beginning at the age of 65 or five years after the date the director elects to participate in the plan, whichever is later. If the director were to die before that time, payments would begin upon the death of the director. Deferred compensation was used to purchase life insurance policies which will fund the Company’s obligations under the plan. The Company is the owner and the beneficiary of these life insurance policies. The only current director participating in the 1982 Plan is Mr. Cook.

The 1987 Plan. In 1987, when the first director’s deferred compensation plan was fully funded, directors were offered a second deferred compensation plan. Each director could elect to defer $4,700 in director’s fees each year for five years in exchange for an additional benefit similar to that offered under the 1982 plan. Mr. Cook is the only current director participating in the 1987 Plan.
The 1991 Plan. In 1991, when the second plan was funded, a third deferred compensation plan was offered to directors. Each director could elect to defer $6,000 in director’s fees each year for five years in order to receive an additional benefit similar to that offered under the 1982 and 1987 plans. Current directors participating in the 1991 Plan are Messrs. Cook and Nace.
All three plans described above operate in substantially the same manner and all are funded by insurance policies as described above. The 1982, 1987 and 1991 plans continue in effect.
The 1999 Plan. Effective January 1, 1999, the Board of Directors adopted a director’s deferred compensation plan which is in addition to the other plans described above. The 1999 plan is an unfunded plan. The Company makes no contributions to the plan. This plan simply allows our directors to defer receipt of their compensation to future dates.
Prior to each calendar year, a director may elect to defer receipt of all or a part of his or her compensation for that calendar year. The Company will credit the deferred amounts to an account maintained at the Bank. Each participating director has a separate account. The deferred compensation earns interest, compounded quarterly, at the interest rate defined within the 1999 Plan.
A participating director who resigns as director before reaching age 55 will receive his or her account balance in one lump sum distribution. A participating director who resigns as director after reaching age 55 will receive his or her account balance in equal semi-annual payments over the ten years beginning on the earlier of January 1 or July 1 after the director resigns.
If a participating director dies prior to receiving all of his or her account balance, the director’s remaining account balance will be paid in one lump sum to the director’s designated beneficiary. In the event of a director’s permanent disability the Board of Directors shall pay the balance of any deferred amount in one lump sum. In the case of evidence of an unforeseeable emergency, and upon a participant’s request, the Board of Directors may approve an early withdrawal of funds, limited to the amount necessary to meet the unforeseeable emergency.
Participants in the 1999 Plan during 2010 were Messrs. Gingerich, Hartman, Havice, Hershberger, Metz, Nace, Snedeker and Dr. Scanlon.
Director’s Retirement Plan. In December 1988, the Bank established a retirement program for directors. The plan provides for a target retirement benefit of $7,800 per year for 10 years beginning at age 65, or, if later, when the director has completed 10 years of credited service (as defined in the plan) with the Board. The retirement benefit for each director accrues over his or her remaining projected period of service until he or she reaches age 65 or completes 10 years of credited service. Lesser benefits are payable in the event of the director’s death, disability, or other termination (except terminations caused by the director’s fraud or dishonesty). Of the directors that served during 2010, only Mr. Cook was a participant in this plan. He received his final payment under this plan in 2010.
In January 2001, a new Director’s Retirement Plan was established, applicable to all active directors who would commence benefit payments in 2001 or later. The provisions in the new plan are the same as the 1988 plan, except that the target retirement benefit is $8,500 per year. Of the directors that served during 2010, participants in the plan were Messrs. Benner, Dreibelbis, Evanitsky, Gingerich, Hartman, Havice, Hershberger, Metz, Nace, Snedeker and Dr. Scanlon.
Split Dollar Life Insurance. In 2001, the Bank purchased split-dollar life insurance policies on each of the current directors. Directors who remain on the Board until age 65 or later will be eligible to retain $25,000 of life insurance coverage for the rest of their lives. The eligible directors are not required to pay premiums on the life insurance policy, but will have the imputed value of the insurance coverage included in their taxable income.

Stock Ownership by Management and Beneficial Owners
No individual, group or business owns of record more than five percent of the Company’s stock. The following table shows the number of shares of common stock beneficially owned by each of the Company’s Directors and Named Executive Officers and of all the Directors and Officers as a group as of February 25, 2011. Common stock is the only class of equity securities of the Company that is outstanding.

	Amount and Nature		Percentage of Outstanding
Owner	of Beneficial Ownership		common stock
Marcie A. Barber	5,755	(3)	*
A. Jerome Cook	10,878	(1)(2)(4)	*
Martin L. Dreibelbis	12,388	(2)(4)	*
Francis J. Evanitsky	50,210	(2)(3)	1.17%
Philip E. Gingerich, Jr.	15,544	(2)	*
Timothy I. Havice	50,801	(1)(2)(4)	1.19%
Charles L. Hershberger	18,303	(5)	*
JoAnn N. McMinn	7,753	(2)(3)	*
Robert K. Metz	32,826		*
Dale G. Nace	11,710	(2)	*
Richard M. Scanlon, DMD	5,785	(2)	*
Jan Snedeker	10,157	(2)	*
Directors & Executive Officers as a group	232,110		5.39	% (6)

*	Indicates ownership of less than 1% of the outstanding common stock.

(1)	Includes shares held solely by the individual’s spouse: as to Mr. Cook, 676 shares; as to Mr. Havice, 22,099 shares.

(2)
Includes shares held jointly with spouse as follows: Mr. Cook, 798 shares; Mr. Dreibelbis, 11,212 shares; Mr. Evanitsky, 10,000 shares; Mr. Gingerich, 14,742 shares; Mr. Havice, 1,080 shares; Ms. McMinn, 1,332 shares; Mr. Nace, 11,710 shares; Dr. Scanlon, 5,785 shares; and Mr. Snedeker, 7,457 shares.

(3)	Includes shares that may be acquired within 60 days of the Record Date through the exercise of stock options as follows: Ms. Barber, 3,014; Mr. Evanitsky, 38,210; Ms. McMinn, 6,421.

(4)	Includes shares held jointly with children or grandchildren as follows: Mr. Cook, 2,024 shares; Mr. Dreibelbis as custodian for minor children, 1,176 shares; and Mr. Havice, 216 shares.

(5)	Includes 17,959 shares held by Stonewall Equity, a limited liability partnership owned by Mr. Hershberger and his spouse.

(6)	Based on the total shares outstanding plus the number of shares underlying exercisable stock options of all directors and officers as a group.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2010 all filing requirements under Section 16(a) applicable to its directors and executive officers were met in a timely manner.
PROPOSAL 2
APPROVAL OF THE JUNIATA VALLEY FINANCIAL CORP.
2011 STOCK OPTION PLAN
Introduction
The Board of Directors has approved the Juniata Valley Financial Corp. 2011 Stock Option Plan (the “Option Plan”), to be effective as of March 15, 2011, subject to shareholder approval at the 2011 Annual Meeting of shareholders of Juniata Valley Financial Corp. (the “Annual Meeting’). The Board of Directors recommends approval of the Option Plan by our shareholders at the Annual Meeting.
Shareholder approval is being sought (i) in order for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) in order to meet NASDAQ listing requirements. If approved by the shareholders, the Plan will become effective on March 15, 2011, and will apply to awards made after the effective date.

The Board of Directors believes that the approval of the Option Plan by the shareholders will further our compensation structure and strategy. Our ability to attract, retain and motivate top quality employees is material to our success, and the Board of Directors has concluded that this would be enhanced by our ability to grant awards under the Option Plan. In addition, the Board of Directors believes that the interests of our Company and shareholders will be advanced if we can offer employees the opportunity to acquire or increase their proprietary interests in our Company.
The material terms of the Option Plan are summarized below. A copy of the full text of the Option Plan is attached to this Proxy Statement as Appendix A. This summary of the Option Plan is not intended to be a complete description of the Option Plan and is qualified in its entirety by the actual text of the Option Plan to which reference is made.
Material Features of the Option Plan
General. The Option Plan provides that awards may be granted in any of the following forms:
•	incentive stock options; and

•	nonqualified stock options.
The Option Plan authorizes up to 300,000 shares of common stock for issuance, subject to adjustment as described below. After approval of the Option Plan by the shareholders at the Annual Meeting, the number of shares of common stock reserved for issuance under the Option Plan shall be reduced on a one-for-one basis for each share of common stock issued with respect to a stock option under the Option Plan. If and to the extent stock options terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such awards will become available again for purposes of the Option Plan. If any shares of common stock are withheld for purposes of satisfying a tax withholding obligations with respect to an award, such shares will not be available for re-issuance under the Option Plan.
The Option Plan provides that the maximum aggregate number of shares of common stock with respect to which awards may be made to all individuals under the Option Plan during any calendar year is 40,000 shares, subject to adjustment as described below. In the event of the Company’s acquisition of any other Company, outstanding stock options with respect to stock of the acquired Company may be assumed or replaced with awards under the Option Plan. Outstanding options that are assumed or replaced by awards under the Option Plan in connection with an acquisition will reduce the Option Plan’s share reserve described above.
Administration. The Option Plan is administered and interpreted by the Board of Directors and the Board’s Personnel and Compensation Committee, exclusive of those Board members who are employees of the Company or of any of its subsidiaries, and plan-related decisions and actions taken by a majority of such non-employee Board or Committee members, as applicable, shall be final and binding. The Board has the discretionary authority to make plan-related determinations and interpretations and to take such action in connection with the Option Plan and any awards granted under the Option Plan as it deems necessary or advisable.
Eligibility for Participation. Participation is limited to officers and other key employees of the Company and of the Company’s wholly-owned subsidiaries, without limitation as to length of service, who are serving in a managerial, administrative, or professional position and who are recommended to and authorized by the Board to receive awards under the Option Plan. But, in the event the Company or one of its subsidiaries acquires another corporation by merger or other form of acquisition, or the assets of another corporation, and former employees of said corporation who become employees of the Company or a Company subsidiary held stock options to acquire shares of the acquired corporation, the Board, in its discretion, may grant an award under the Option Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any awards so granted or assumed may vary from the terms and conditions set forth in this Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being submitted or assumed.
Awards Limited to ISOs and NQSOs: Under the terms of the Option Plan, the Board may award either stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Any employee eligible to participate in the Option Plan may receive an award of ISOs, NQSOs or both.
The Board fixes the stock option exercise price per share on the date of grant. The per share exercise price of any stock option awarded under the Option Plan shall not be less than the fair market value of a share of common stock on the date of grant but also in no event less than the par value of such stock. The fair market value of a share of the common stock shall mean the closing sales price of the stock on the principal stock exchange on which the stock is traded on the day the option is granted; or if no sale of the stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred. If the recipient of an ISO is a participant who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise price per share of an ISO awarded to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Board also determines the exercise period of each stock option. The exercise period shall not commence earlier than six (6) months after the date of the grant of the option nor end later than ten (10) years from the date of grant and, if the recipient of an ISO is a participant who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise period for such ISO may not exceed five years from the date of grant. In addition, the Board determines the vesting period and other terms of stock options, but except as otherwise approved by the Board and set forth in the option agreement, an option shall be exercisable as to 20% of the shares of stock subject to the option on or after one year after the date of grant and shall be exercisable as to an additional 20% of the shares of stock subject to the option on each annual anniversary date of the date of the grant of the option; provided, however, that if the participant is age 55 or older on the date of the grant of the option, the percentage “20%” above shall be replaced with the percentage “33 1/3%”. The Board shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth in the Option Plan, under such circumstances and upon such terms and conditions as it deems appropriate.
Unless otherwise provided by the Board in the option agreement, options held by a participant at termination of employment shall be exercisable as follows: (i) if the termination is on account of death, the option must be exercised by the participant’s estate or beneficiaries within one year following the death of the participant and prior to its expiration, and each option held at the date of death may be exercised as to all or any portion thereof regardless of whether or not it was fully exercisable at the date of death under the terms of the grant; (ii) if the termination is on account of disability, the option must be exercised within one year following the participant’s termination of employment and prior to its expiration, and each option held at the date of disability may be exercised as to all or any portion thereof regardless of whether or not it was fully exercisable at the date of disability under the terms of the grant; (iii) if the termination is on account of retirement, the option must be exercised within three years following the participant’s termination of employment and prior to its expiration, and each option held at the date of retirement may be exercised as to all or any portion thereof regardless of whether or not it was fully exercisable at the date of retirement under the terms of the grant (provided however that an ISO held at retirement will cease to be treated as such and shall become an NQSO if not exercised within three months following the date of retirement); and (iv) if the termination is on account of a reason other than death, disability, or retirement, options exercisable at the date of termination of employment must be exercised within three months of such date and prior to its expiration, and each option not exercisable at the date of termination shall be canceled. For Plan purposes “disability” means the participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under the Company’s disability insurance policy, and “retirement” means termination from employment with the Company and its subsidiaries after the participant has attained age sixty-two (62) and has completed a minimum of five (5) years of service with the Company and its subsidiaries or termination of employment under circumstances which the Board deems equivalent to retirement.
The exercise price for the shares as to which an option is exercised shall be paid to the Company in full on or within ten (10) days after the date of exercise. At the election of the participant, such payment may be (i) in cash, (ii) in shares of stock owned by the participant prior to exercising the option and having a fair market value on the date of payment equal to the option price for the shares of stock being acquired and which satisfy such other requirements as may be imposed by the Board, or (iii) partly in cash and partly in such shares of stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code may not be tendered in payment of the option price.
Adjustment Provisions. Awards under the Option Plan and any agreements evidencing such awards, the maximum number of shares of common stock subject to all awards, the maximum number of shares of common stock subject to ISOs, and the maximum number of shares of common stock with respect to which awards may be granted during any calendar year are subject to adjustment or substitution, as determined by the Board in its sole discretion, as to the number or price or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding common stock or in the Company’s capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such benefit, or (ii) in the event of any other change in circumstances which results in or would result in any substantial dilution or enlargement of the rights awarded to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Option Plan. The Board shall also have the discretion, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company or the sale of all or substantially all of the assets of the Company, or an offer to purchase made by a party other than the Company to all shareholders of the Company for all or any substantial portion of the outstanding stock, to amend all outstanding awards to permit the exercise of all such awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such awards as of such effectiveness or expiration.

Exercise in event of Change in Control. In the event of any change in control of the Company, all stock options granted under the Option Plan that are then outstanding shall immediately become exercisable without regard to their otherwise established exercise period. A “change of control” shall be deemed to have occurred upon the happening of any of the following events: (i) a change within a twelve month period in a majority of the members of the Board of Directors of the Company; (ii) a change within a twelve month period in the holders of more than 50% of the outstanding voting stock of the Company; or (iii) any other event deemed to constitute a “change of control” by the Board of Directors.
Amendment and Termination of the Option Plan. The Board may, insofar as permitted by law, from time to time and at any time, with respect to any stock at the time not subject to Plan awards, terminate, suspend, alter, amend or discontinue the Option Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the participant’s consent, impair the rights of any participant under any award granted to such Participant, except in accordance with the provisions of this Plan or the agreement applicable to any such award. Further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of the Company represented and entitled to vote at a shareholders’ meeting: (i) increase the total number of shares of stock reserved for the purpose of the Option Plan; (ii) decrease the option price of any option to less than one hundred percent (100%) of fair market value on the date of grant of any option; or (iii) materially increase the benefits accruing to participants under this Plan. The Board of Directors may amend or terminate the Option Plan at any time, subject to shareholder approval if such approval is required under the Code, applicable laws or stock exchange requirements. The Option Plan will terminate on March 14, 2021, unless the Option Plan is terminated earlier by the Board of Directors.
New Plan Benefits and Participants. Awards to participants under the Option Plan are indeterminable at this time because they are subject to the Board’s discretion. As a result, it is currently not possible to predict the number of shares of common stock that will be awarded or who will receive awards under the Option Plan after the Annual Meeting. Because the number of participants may change over time and because the selection of participants is discretionary, it is not possible to determine the number of persons who will be eligible for awards under the Option Plan during its term. However, it is anticipated that approximately nine individuals, including the Company’s Chief Executive Officer, may receive awards for 2011 under the Option Plan.
The last sales price of the Company’s common stock on February 28, 2011 was $16.81 per share.
Federal Income Tax Consequences
The Federal income tax consequences arising with respect to awards under the Option Plan will depend on the type of award. The following provides only a general description of the application of federal income tax laws to awards granted under the Option Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Option Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.
From the recipients’ standpoint, as a general rule, ordinary income will be recognized by the participant at the time of delivery of actual shares of common stock upon exercise of an option in an amount equal to the excess of the value of the stock delivered over the exercise price. Subsequent appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates (long-term or short-term depending on the holding period) when the shares of common stock are sold. As a general rule, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.
An exception to the general rule may arise. If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized on exercise, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such ISO are held until the greater of one year from the date of exercise or two years from the date of grant;
The Company will require that participants pay to the Company at exercise an amount necessary to satisfy any federal, state or local tax withholding obligations with respect to awards under the Option Plan. A participant may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of stock (otherwise issuable upon the exercise of an option) having a fair market value equal to the amount required to be withheld. An election by a participant to have shares withheld for this purpose shall be subject to the following restrictions: (i) it must be made prior to the date on which the amount of tax to be withheld is determined; (ii) it shall be irrevocable; (iii) it shall be subject to disapproval by the Board; and (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

Other Matters
Shareholder Proposals for the 2012 Annual Meeting of Shareholders
Under the Company’s Bylaws, no business may be brought before the Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the Company (containing information specified in the Bylaws) by December 12, 2011. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2012 Annual Meeting of the Shareholders under SEC Rule 14a-8 should do so not later than December 12, 2011. A shareholder wishing to submit a proposal for consideration at the 2012 Annual Meeting of Shareholders, outside of SEC Rule 14a-8 should do so no later than February 25, 2011. A proposal submitted after that date will be considered untimely.
If the corporate secretary of the Company receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date, and if such proposal is properly presented at the 2012 Annual Meeting of shareholders, the proxy-holders appointed by the Company may exercise discretionary authority in voting on such proposal if, in the Company’s proxy statement for such meeting, the Company advises shareholders of the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate statement to the Company’s shareholders.
The presiding officer of the Annual Meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the corporate secretary for the Company by the date specified. If a shareholder proposal is received by the Company after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2012 Annual Meeting of shareholders, the proxies appointed by the Company may exercise discretionary authority when voting on such proposal.
If the date of our next Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2011 Annual Meeting, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals must be received.
Other Business
At the date of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the election of directors discussed in this proxy statement. If other proposals are properly brought before the Annual Meeting, the proxy holders named in the enclosed proxy card will vote your shares in accordance with their best judgment.
Independent Registered Public Accounting Firm
On October 1, 2009, Juniata Valley Financial Corp. (the “Company”) was notified that the audit practice of Beard Miller Company LLP (“Beard”), an independent registered public accounting firm, was combined with ParenteBeard LLC (“ParenteBeard”) in a transaction pursuant to which Beard combined its operations with ParenteBeard and certain of the professional staff and partners of Beard joined ParenteBeard either as employees or partners of ParenteBeard.
On October 1, 2009, Beard resigned as the auditors of the Company. The report of independent registered public accounting firm of Beard regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard, would have caused it to make reference to such disagreement in its reports
On October 1, 2009, with the approval of the Audit Committee of the Company’s Board of Directors, ParenteBeard, Lancaster, Pennsylvania, was engaged as the Company’s independent registered public accounting firm. Prior to engaging ParenteBeard, the Company did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. This firm has no material relationship with the Company or the Bank and is considered to be well qualified. A representative of the firm is expected to be at the Annual Meeting. That representative will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Before ParenteBeard LLC (“ParenteBeard”) performs any non-audit services for the Company, the Audit Committee is informed at a meeting that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve ParenteBeard’s performance of the non-audit services. In 2010 and 2009, all non-audit services performed by ParenteBeard were approved in advance pursuant to these procedures. The Audit Committee has determined that the performance by ParenteBeard of benefit plan audits, the preparation of tax returns and advice on SEC accounting issues is compatible with maintaining that firm’s independence. The Company has paid the following fees to ParenteBeard in the last two years:

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)
2010	$115,072	$16,500	$11,503	$16,000
2009	$108,664	$18,343	$10,778	$0

(1)
Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in Quarterly Reports on Form 10-Q, and the audit of internal control in accordance with Section 404 of the Sarbanes-Oxley Act, including out-of-pocket expenses.

(2)	Assurance and related services related to the performance of employee benefit plan audits.

(3)	Tax fees include the following: preparation of state and federal tax returns, tax consulting, tax advice and tax planning.

(4)	All other fees include assistance with XBRL reporting requirements in 2010.
Annual Report on Form 10-K
Shareholders can obtain a copy of our annual report on Form 10-K free of charge by sending a written request to Ms. JoAnn N. McMinn, Senior Vice President/Chief Financial Officer, Juniata Valley Financial Corp., PO Box 66, Mifflintown, PA 17059.
Electronic Availability of Proxy Materials
The proxy statement and proxy card are available for viewing and printing at www.jvbonline.com, following the Investor Relations path under “Documents”.

Appendix A
Juniata Valley Financial Corp.
2011 Stock Option Plan
Approved by Board of Directors: March 15, 2011
PURPOSE.
The purpose of the Juniata Valley Financial Corp. 2011 Stock Option Plan (the “Plan”) is to attract, retain and motivate highly qualified employees for Juniata Valley Financial Corp. (“JUVF”) and its subsidiaries by making provision for the payment of supplemental compensation (“Awards”) to officers and key employees for services which substantially contribute to the success of JUVF and its subsidiaries. The Plan is designed to provide incentives to those employees who are in a position to contribute to the long-term growth and profitability of JUVF and its subsidiaries. The Plan will also make JUVF’s compensation program more competitive with those of other bank holding companies and banks. JUVF will benefit from the added interest which employees will have in the success of JUVF and its subsidiaries as a result of their proprietary interest in JUVF.
ADMINISTRATION OF THE PLAN.
The Plan shall be administered by JUVF’s Board of Directors (the “Board”) and the Board’s Personnel and Compensation Committee (or, at the Board’s option, The Board may appoint a separate committee composed of not less than three (3) or more than six (6) members of the Board) (the “Committee”). No director who is an employee of JUVF or any subsidiary shall serve on the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. All members of the Committee must be ineligible (and must have been ineligible for a one (1) year period prior to appointment to the Committee) to receive an Award under the Plan or any other similar plan of JUVF.
Subject to the express provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan as may be issued or adopted from time to time by the Board, the Committee shall recommend to the Board Awards hereunder. Awards shall be in the form of stock options (“Options”), i.e., a right granted to a Participant (as defined in Section 5) pursuant to Section 5, to purchase, before a specified date and at a specified price, a specified number of shares of Stock. The Board shall have the full power and authority, in its discretion, to grant the Awards hereunder, to determine to whom and the time when Awards will be granted to determine the purchase price of JUVF common stock (“Stock”) covered by each Option and the term of each Option, to determine the terms and provisions of the Option agreements entered into in connection with awards under the Plan, to interpret the Plan, to supervise the administration of the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations and take any other action deemed necessary or desirable to the proper operation or administration of the Plan. When the Board takes any such actions relating to the Plan and Awards under the Plan, only non-employee directors shall participate in such action.
Any determination, decision, or action of the Board provided for in the Plan may be made or taken by action of a majority of the members of the Board, exclusive of those Board members who are employees of JUVF or any subsidiary, and shall be final and binding on all persons (including Participants, JUVF, subsidiaries of JUVF, any shareholder of JUVF, any employee of JUVF, or any subsidiary of JUVF). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
Neither the Committee, the Board, JUVF, nor any officer or employee of JUVF or any subsidiary of JUVF shall have any duty to advise Participants of any rules, interpretations or determinations by the Board, and each Participant shall be bound by such rules, interpretations or determinations upon communication thereof to such Participant effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Board.
STOCK SUBJECT TO THE PLAN, SCOPE, AND DURATION.
Awards under the Plan shall be granted in the form of (i) Incentive Stock Options (“ISOs”), in conformity with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a non-qualified stock option (a “NQSO”) that does not meet the definition of an ISO.
The total number of shares of Stock as to which Options may be granted under this Plan during the period ending March 14, 2021, shall be 300,000 shares, which number shall be adjusted, as appropriate, if Section 9 below becomes applicable. Issuance of Stock upon exercise of an Option shall reduce the total number of shares of Stock available under the Plan. There shall not be counted against this total any shares of Stock covered by an Option that has lapsed unexercised or which has been forfeited as hereinafter provided.
Shares of Stock as to which Options under the Plan may be granted may be made available by JUVF from authorized but unissued Stock or from Stock reacquired by JUVF (including Stock purchased in the open market).
The Plan shall terminate on March 14, 2021.

ELIGIBLE EMPLOYEES.
The persons who shall be eligible to receive Awards under this Plan shall be such officers and other key employees of JUVF or any of its wholly-owned subsidiaries, without limitation as to length of service, who are from time to time serving as employees in a managerial, administrative, or professional position and who are recommended to, and authorized by, the Board for Awards under the Plan. In addition, in the event JUVF or one of its affiliates acquires another corporation by merger or other form of acquisition, or the assets of another corporation, and former employees of said corporation who become employees of JUVF or an affiliate held stock options to acquire shares of the acquired corporation, the Board, in its discretion, may grant an Award under the Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any Awards so granted or assumed may vary from the terms and conditions set forth in this Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being submitted or assumed.
GRANTING AWARDS.
The Committee shall recommend to the Board, which, subject to the limitations of this Plan, shall select from eligible employees those persons to be granted Awards (“Participants”) and shall determine the time when each Award shall be granted, the number of shares of Stock to be subject to an Award, and the terms and conditions consistent with this Plan, upon which Awards are to be made. The Board shall make Awards to the officers and key employees so selected for the number of Options and upon the terms and conditions so determined. No Options or Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options and/or Stock have been complied with to the satisfaction of the Board and JUVF. Awards may be made at any time, from time to time, after such consultation with and consideration of the recommendations of management as the Board deems desirable. The aggregate maximum number of shares of Stock that may be granted to all persons in the form of Options, in any one calendar year is an aggregate of 40,000 shares of Stock (which number shall be adjusted, as appropriate, if Section 9 below becomes applicable.
No Awards shall be granted under this Plan after its termination on March 14, 2021, but Awards granted prior to such termination date may extend beyond the date, and the terms of the Plan shall continue to apply to such Awards.
TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.
General. Options awarded under the Plan shall be in the form of ISOs or NQSOs. Each Option shall be subject to all of the terms and conditions provided in this Section, all other applicable terms and conditions in the Plan, and such other terms and conditions (“Discretionary Conditions”) as may be specified by the Board with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Board in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Board may, at any time and from time to time after the granting of an Option under this Plan, specify such additional terms and conditions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms and conditions for compliance with federal and state securities laws and, in the case of ISOs, Code Section 422 and other applicable tax laws. The terms and conditions with respect to any Option, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any other Option or any other Participant.
Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the “Option Agreement”) between JUVF and the Participant, in a form approved by the Board, which shall set forth the number of Options awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined below) and such other terms and conditions provided in the Plan as may be deemed appropriate by the Board, including, but not limited to, any Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Board may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to JUVF and the Participant.
Fair Market Value of Stock. The Fair Market Value of a share of the JUVF common stock shall mean the closing sales price of the Stock on the principal stock exchange on which the stock is traded on the day the Option is granted; or if no sale of the Stock has been made on any stock exchange on that day, the Fair Market Value shall be determined by reference to such price for the next preceding day on which a sale occurred.

Payment of Option Price. The Option Price for the shares as to which an Option is exercised shall be paid to JUVF in full on or within ten (10) days after the date of exercise. At the election of the Participant, such payment may be (i) in cash, (ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on the date of payment equal to the Option Price for the shares of Stock being purchased and which satisfy such other requirements as may be imposed by the Board, or (iii) partly in cash and partly in such shares of Stock. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code may not be tendered in payment of the Option Price.
Rights as a Shareholder. No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Board.
Listing and Registration of Shares. No Option granted pursuant to the Plan shall be exercisable, in whole or in part, prior to the date this Plan has been approved by the shareholders of JUVF, or if the Board determines, at any time and in its discretion, that the listing, registration, or qualifications of the shares of Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
Investment Purpose. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Stock subject to the Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for JUVF, a resale of such stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.
Investment Representation. The Board may require each person purchasing shares of Stock pursuant to the exercise of an Option to represent to and agree with JUVF in writing that such shares are being acquired for investment and without a view to distribution thereof. The certificates for shares of Stock so purchased may include any legend which the Board deems appropriate to reflect any restriction on transfer. The Board also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Board may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Board may determine and, further, in the event a Participant’s employment by JUVF or a subsidiary terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to JUVF at such price and on such other terms as the Board may have specified in the Option Agreement.
OPTIONS.
In addition to the other terms and conditions set forth in this Plan, the following shall be applicable to Options:
Option Price. The purchase price per share of Stock deliverable upon the exercise of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the day the Option is granted, but in no event less than the par value of such Stock.
Exercise Term. Each Option Agreement shall state the period or periods of time within which the Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Board, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the Option nor end later than ten (10) years after the date of the grant of the Option. Except as otherwise approved by the Committee and set forth in the Option Agreement, an Option shall be exercisable as to 20% of the shares of Stock subject to the Option on or after one year after the date of grant and shall be exercisable as to an additional 20% of the shares of Stock subject to the Option on each annual anniversary date of the date of the grant at the Option; provided, however, that if the Participant is age 55 or older on the date of the grant of the Award, the percentage “20%” above shall be replaced with the percentage “33 1/3%”. The Board shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate.
Exercise in the Event of Termination of Employment.
(1) Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(2) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant. “Disability” means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under JUVF’S disability insurance policy
(3) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within three years following the Participant’s termination of employment and prior to its expiration. An unexercised ISO will cease to be treated as such and will become a NQSO three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant. “Retirement” means termination from employment with JUVF after the Participant has attained age 62 and has completed a minimum of five years of service with JUVF or termination of employment under circumstances which the Committee deems equivalent to retirement.
(4) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the JUVF for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.
(5) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.7(c), in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.
(6) Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.7(b). A “change of control” shall be deemed to have occurred upon the happening of any of the following events:
(A) a change within a twelve month period in a majority of the members of the Board of Directors of JUVF;
(B) a change within a twelve month period in the holders of more than 50% of the outstanding voting stock of JUVF; or
(C) any other event deemed to constitute a “change of control” by the Board of Directors.
10% Owners. Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the ISO is to be granted the individual owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of JUVF unless at the time such ISO is granted the ISO Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five (5) years from the date such ISO is granted. For purposes of the preceding sentence, the attribution rule of Stock ownership set forth in Section 425(d) of the Code shall apply.
ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which ISOs are exercisable for the first time by any one Participant during any calendar year exceeds one hundred thousand dollars ($100,000), the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as non-statutory stock options (i.e., shall not be treated as ISOs), notwithstanding any contrary provision of the applicable Option Agreements.
Notice of Sale. A Participant shall give prompt notice to JUVF of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant of the ISO or one (1) year after receipt of such Stock by the Participant.
Other Terms. Each ISO Option Agreement, in addition to specifically designating the Options covered thereby as ISOs, shall contain such other terms, conditions and provisions as the Board may determine to be necessary or desirable in order to qualify such ISO as a tax-favored option within the meaning of Section 422 of the Code. Subject to the limitations of Paragraph 11, and without limiting any other provisions hereof, the Board shall have the power without further approval to amend the terms of this Plan or any Awards or agreements thereunder for such purpose.

NON-TRANSFERABILITY OF OPTIONS.
Options granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives, or distributees of the Participant.
STOCK ADJUSTMENTS.
In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of JUVF or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, an Award under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Awards shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or any shares into which such shares shall have been changed, or for which the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.
Fractional shares resulting from any adjustment in Awards pursuant to this Paragraph 9 may be settled in cash or otherwise as the Board shall determine. Notice of any adjustments shall be given by JUVF to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan. The Board may round down to the next whole number any shares of Stock resulting from any adjustment in Awards in order to eliminate fractional shares.
The Board shall have the power, in the event of any merger or consolidation of JUVF with or into any other corporation, or the merger or consolidation of any other corporation with or into JUVF, or the sale of all or substantially all of the assets of JUVF, or an offer to purchase made by a party other than JUVF to all shareholders of JUVF for all or any substantial portion of the outstanding Stock, to amend all outstanding Awards to permit the exercise of all such Awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such Awards as of such effectiveness or expiration.
In making the adjustments provided for by this Paragraph 9, consideration shall be given to applicable tax and securities laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.
WITHHOLDING TAXES.
Subject to the provisions of subparagraph (b), JUVF may require that any Participant, as a condition of the exercise of an Option, other than an ISO, pay or reimburse any taxes which JUVF or a subsidiary is required to withhold in connection with the exercise of the Option.
A Participant may satisfy the withholding obligation described in subparagraph (a), in whole or in part, by electing to have JUVF withhold shares of Stock (otherwise issuable upon the exercise of an Option) having a Fair Market Value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to the following restrictions:
(1) it must be made prior to the date on which the amount of tax to be withheld is determined;
(2) it shall be irrevocable;
(3) it shall be subject to disapproval by the Board; and
(4) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.
EFFECTIVE DATE, TERMINATION, AND AMENDMENT OF THE PLAN.
This Plan shall become effective on March 15, 2011, provided that JUVF’s shareholders shall have adopted the Plan at the Company’s 2011 Annual Meeting of Stockholders. Once effective, this Plan shall terminate March 14, 2021.

The Board may, insofar as permitted by law, from time to time and at any time, with respect to any Stock at the time not subject to Awards, terminate, suspend, alter, amend or discontinue the Plan, in whole or in part, except that no such modification, alteration, amendment, or discontinuation shall, without the Participant’s consent, impair the rights of any Participant under any Award granted to such Participant, except in accordance with the provisions of this Plan and/or the Agreement applicable to any such Award, and further, no modification, alteration, or amendment shall, without the approval by the holders of a majority of the then outstanding voting stock of JUVF represented and entitled to vote at a shareholders’ meeting:
(1) increase the total number of shares of Stock reserved for the purpose of the Plan;
(2) decrease the Option Price of any Option to less than one hundred percent (100%) of Fair Market Value on the date of grant of any Option; and
(3) materially increase the benefits accruing to Participants under this Plan.
MISCELLANEOUS.
No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any rights in any employee or class of employees to receive any Awards under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by JUVF or a subsidiary, and it shall not be deemed to interfere in any way with the right of JUVF or any subsidiary to terminate or otherwise modify an employee’s employment at any time.
Failure to Comply with Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Board, if, prior to the time of such payment or delivery, the Participant breaches any restriction or any of the terms, restrictions and/or conditions of this Plan and/or any agreement with respect to such Award.
Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate, executors, administrators or trustees thereof, heirs and legatees and any receiver of such estate.
Indemnification. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee or the Board, nor for any mistake or judgment made in good faith, and JUVF shall indemnify and hold harmless each member of the Committee and the Board and each other officer or employee of JUVF to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person’s own fraud or bad faith. This provision shall in no way limit the right to indemnification, or affect the lack of personal liability to which an employee, officer, or director is entitled under JUVF’s Bylaws or under applicable law.
Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Board) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.
Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.
Compliance with Code Section 409A. Section 409A of the Code (herein “409A”) governing the taxation of nonqualified deferred compensation does not, as a general rule, apply to stock rights of the type to be granted under this Plan. Nevertheless, to the extent that the Board determines that any Option granted under the Plan is subject to 409A, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by 409A. To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with 409A. Notwithstanding any provision of the Plan or an Option Agreement to the contrary, in the event the Board determines that any Option may be subject to 409A, the Board may adopt such amendments to the Plan and the applicable Option Agreements, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Option from 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (2) comply with the requirements of 409A.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY JUNIATA VALLEY FINANCIAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF
JUNIATA VALLEY FINANCIAL CORP.
The undersigned hereby appoints John F. Knode, Scott R. Rhodes and Judy K. Tunall or any of them, as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Juniata Valley Financial Corp. held of record by the undersigned on February 25, 2011, at the annual meeting of shareholders to be held on May 17, 2011 and any adjournments thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above		Co-holder (if any) sign above

		With-	For All
	For	hold	Except
1. Election of Directors (check one):	☐	☐	☐

CLASS C Francis J. Evanitsky Philip E. Gingerich, Jr. Dale G. Nace Jan G. Snedeker

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “for all except”, and write the nominee’s name(s) in the space immediately below.

The Board recommends a vote “FOR” the foregoing nominees.

	For	Against	Abstain
2. Approval of the Juniata Valley Financial Corp. 2011 Stock Option Plan.	☐	☐	☐

The Board recommends a vote “FOR” this proposal.
The shares represented by this proxy will be voted as specified, if no directions are given, this proxy will be voted for the election of the nominees listed and for the approval of the Juniata Valley Financial Corp. 2011 Stock Option Plan. Although the Board of Directors knows of no other business to be presented, this proxy also confers authority to vote on any other business that may properly come before the meeting, or any adjournment thereof, in accordance with the recommendations of the Board of Directors. This proxy may be revoked prior to its exercise.
The Proxy Statement and Proxy Card are available at:
www.JVBonline.com.

     Detach above card, sign, date and mail in postage paid envelope provided.
JUNIATA VALLEY FINANCIAL CORP.
P.O. Box 66
Mifflintown, PA 17059
Telephone: (717) 436-8211
Please sign exactly as your name appears hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all must sign. All joint owners must sign.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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